UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Audience, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUDIENCE, INC.

331 Fairchild Drive

Mountain View, California 94043

(650) 254-2800

Dear Audience Stockholder:

Audience, Inc., a Delaware corporation (“Audience”) will hold its 2014 Annual Meeting of Stockholders on June 6, 2014, at 9:00 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be held at our company headquarters, located at 331 Fairchild Drive, Mountain View, California 94043.

The matters to be considered at the Annual Meeting are described in detail in the attached proxy statement. We will also report on our activities immediately following the Annual Meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2013.

Please use this opportunity to take part in the affairs of Audience by voting on the business to come before the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.

Thank you for your consideration and ongoing support of Audience.

Sincerely,

Peter B. Santos

President and Chief Executive Officer

The notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 25, 2014.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2014

The Annual Meeting of stockholders (the “Annual Meeting”) of Audience, Inc. (“Audience” or the “Company”) will be held on Friday, June 6, 2014, at 9:00 a.m. Pacific Time, at our offices, located at 331 Fairchild Drive, Mountain View, California 94043, for the following purposes (as more fully described in the proxy statement accompanying this notice):

1.	To elect seven directors to serve on our board of directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Audience’s independent registered public accountants for the year ending December 31, 2014; and

3.	To transact such other business as may properly come before the meeting.

The notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 25, 2014. Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

The accompanying proxy card will identify the website address where the proxy materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted upon at the Annual Meeting and our board of directors’ recommendation with regard to such proposals; and a toll-free telephone number and a website address where stockholders can vote. The notice of the Annual Meeting and proxy materials are also available on our website at http://investor.audience.com/annuals-proxy.cfm.

Stockholders of record at the close of business on April 15, 2014 are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. Your vote is extremely important. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors,

Peter B. Santos

President and Chief Executive Officer

Mountain View, California

April 25, 2014

YOUR VOTE IS IMPORTANT. PLEASE RETURN THE ENCLOSED PROXY, EVEN IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1

Why am I receiving these materials?	1

What items of business will be voted on at the Annual Meeting?	1

How does the board of directors recommend that I vote?	1

What information is contained in these proxy materials?	1

What shares can I vote?	1

How many votes am I entitled to per share?	2

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2

How can I vote my shares in person at the Annual Meeting?	2

How can I vote my shares without attending the Annual Meeting?	2

Can I change my vote or revoke my proxy?	2

Is my vote confidential?	3

How can I attend the Annual Meeting?	3

How many shares must be present or represented to conduct business at the Annual Meeting?	3

How are votes counted?	3

What is the voting requirement to approve each of the proposals?	4

Is cumulative voting permitted for the election of directors?	4

What happens if additional matters are presented at the Annual Meeting?	4

Who will serve as inspector of elections?	4

Who will bear the cost of soliciting votes for the Annual Meeting?	4

Where can I find the voting results of the Annual Meeting?	4

How can I contact Audience’s transfer agent?	4

I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?	5

How do I get electronic access to the Proxy Materials?	5

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5

CORPORATE GOVERNANCE	7

Code of business conduct and ethics	7

Director independence	7

Board composition	7

Board leadership structure	8

Board meetings and committees	8

Board’s role in risk oversight	10

Process for recommending candidates for election to the board of directors	10

Attendance at annual meetings of stockholders by the board of directors	11

Contacting the board of directors	12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13

Page

PROPOSAL 1—ELECTION OF DIRECTORS	14

Information regarding nominees	14

Required vote	17

Recommendation	17

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

Required vote	18

Recommendation	18

Principal accounting fees and services	18

Pre-approval of audit and non-audit services	19

EXECUTIVE OFFICERS OF THE REGISTRANT	20

DIRECTOR COMPENSATION	22

Standard compensation arrangements for nonemployee directors	22

2013 director compensation	23

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION	24

Executive summary	24

Compensation-setting process	24

Executive compensation program components	24

Post-employment compensation	25

Report of the compensation committee	26

2013 summary compensation table	27

Outstanding equity awards at December 31, 2013	27

Equity compensation plan information	28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

Indemnification agreements	30

Policies and procedures for related party transactions	30

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31

SECURITY OWNERSHIP	32

AUDIT COMMITTEE REPORT	34

OTHER MATTERS	35

AUDIENCE, INC.

331 Fairchild Drive

Mountain View, California 94043

(650) 254-2800

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Friday, June 6, 2014

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our board of directors has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the annual meeting of stockholders, which will take place on Friday, June 6, 2014 at 9:00 a.m. Pacific Time, at our headquarters located at 331 Fairchild Drive, Mountain View, California 94043 (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	To approve the election of seven directors until their successors are elected.

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2014.

We will also consider any other business that properly comes before the Annual Meeting.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees to the board of directors.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2014.

Q:	What information is contained in these proxy materials?

A:	You are receiving a proxy card, a copy of our Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2013 and this proxy statement (collectively, the “Proxy Materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q:	What shares can I vote?

A:	Each share of our common stock issued and outstanding as of the close of business on April 15, 2014 (the “Record Date”) is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the Record Date there were 22,371,167 shares of our common stock issued and outstanding.

Q:	How many votes am I entitled to per share?

A:	For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Co., N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the Proxy Materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described in the Proxy Materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and the Proxy Materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the Proxy Materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Proxy Materials, or you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Proxy Materials, or you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (ii) providing a written notice of revocation to our Secretary at Audience, Inc., 331 Fairchild Drive, Mountain View, California 94043 prior to your shares being voted; or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement for the period including the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 9:00 a.m. Pacific Time on June 6, 2014.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A majority of our issued and outstanding shares of common stock must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of the directors. The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not provided. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of either the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against each of these matters.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Peter B. Santos and Kevin S. Palatnik, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be our corporate controller. Our transfer agent, Computershare Trust Co., N.A., will assist the inspector of elections with tabulating the votes.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. If you choose to access the Proxy Materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these Proxy Materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish them on our website at http://investor.audience.com/sec.cfm. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website.

Q:	How can I contact Audience’s transfer agent?

A:	You can contact our transfer agent by either writing Computershare Trust Co., N.A., P.O. Box 43078, Providence, RI 02940, or by telephoning (800) 962-4284.

Q:	I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Proxy Materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Proxy Materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Proxy Materials, you may write or email us at the following address and email address:

Audience, Inc.

Attn: Secretary

331 Fairchild Drive

Mountain View, California 94043

Email: investors@audience.com

Tel: (650) 254-2800

Stockholders who hold shares through a stockbroker, bank or other nominee may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q:	How do I get electronic access to the Proxy Materials?

A:	These Proxy Materials (including our Annual Report) are also available on our website at http://investor.audience.com/annuals-proxy.cfm and the SEC website at http://www.sec.gov.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of our bylaws and the proxy rules established by the SEC.

Stockholder proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 26, 2014; provided, however, that in the event that we hold our 2015 annual meeting of stockholders more than 30 days before or 60 days after the one year anniversary date of the date we first mailed the Proxy Materials for the 2014 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Audience, Inc.

Attn: Secretary

331 Fairchild Drive

Mountain View, California 94043

Tel: (650) 254-2800

Advance notice procedures

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	no earlier than February 9, 2015; and

•	not later than the close of business on March 11, 2015.

In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or 60 days after the one year anniversary date of the mailing of the Proxy Materials for the 2014 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

As described in our bylaws, the stockholder’s notice must include certain specific information concerning the proposal and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders at the 2015 annual meeting. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of director candidates

You may propose director candidates for consideration by our board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see our Director Candidates Nomination Policy on the corporate governance section of our website at http://investor.audience.com/governance.cfm.

To nominate a director, you must provide the information required by our bylaws. In addition, you must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “—Advance notice procedures” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of bylaw provisions

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov or by requesting a copy through our website at http://investor.audience.com/contactus.cfm. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Code of business conduct and ethics

In September 2011, our board of directors adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full texts of our Code of Business Conduct and Ethics are posted at the corporate governance portion of our website, http://investor.audience.com/governance.cfm. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or certain waivers of such provisions, at the same location on our website identified above and also in public filings.

In September 2011, our board of directors also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full texts of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers are posted at the corporate governance portion of our website, http://investor.audience.com/governance.cfm. We intend to disclose future amendments to our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers, or certain waivers of such provisions, at the same location on our website identified above and also in public filings.

Director independence

In March 2014, the nominating and corporate governance committee of our board of directors undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, the nominating and corporate governance committee of our board of directors recommended to our board of directors and our board of directors determined that each of Messrs. Baskett, Burkett, Geruson, Gyani, Pavlov and Scaglia are “independent directors” as defined under the rules of The NASDAQ Global Select Market. These directors constitute a majority of independent directors of our board of directors as required by the rules of The NASDAQ Global Select Market.

Board composition

Our board of directors is currently composed of eight members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors and eight directors are currently authorized.

Each of our directors is subject to election at each annual meeting of our stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by resolution of the majority of our board of directors.

The following table sets forth the names, ages and positions of our directors as of the Record Date:

Name	Age	Position
Peter B. Santos	54	President, Chief Executive Officer and Director
Forest Baskett(4)	70	Director
Marvin D. Burkett(1)(2)	71	Director
Barry L. Cox	71	Director
Rich Geruson(1)	56	Director
Mohan S. Gyani(4)	62	Director and Chairman of the Board
George A. Pavlov(1)(2)(3)(4)	53	Director
Patrick Scaglia(2)(3)	61	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the technology committee.

(4)	Member of the nominating and corporate governance committee.

Board leadership structure

Although our board of directors does not have a formal policy on whether or not the roles of the Chairman of the Board and Chief Executive Officer should be separate or whether the Chairman of the Board may otherwise be an employee of the Company, the board of directors has determined that having two different individuals serve in the roles of Chairman of the Board and Chief Executive Officer is in the best interest of the Company’s stockholders at this time. Mr. Santos currently serves as our Chief Executive Officer and Mr. Gyani currently serves as the Chairman of our Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day performance of the Company, while the Chairman of the Board provides overall leadership to the board of directors. This leadership structure allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of the board of directors and those operating decisions.

Board meetings and committees

During 2013, the board of directors held seven meetings and acted three times by written consent. Each of the directors attended or participated in not less than 85% of the meetings of the board of directors and 100% of the meetings held by all committees of the board of directors on which he served during 2013. The board of directors has an audit committee, a compensation committee, a technology committee and a nominating and corporate governance committee.

Audit committee. Our audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:

•	our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•

our compliance with disclosure controls and procedures and internal controls over financial reporting, as well as the compliance of our employees, directors and consultants with ethical standards adopted by us.

The audit committee also has certain responsibilities, including without limitation, the following:

•	selecting and hiring the independent registered public accounting firm;

•	supervising and evaluating the independent registered public accounting firm;

•	evaluating the independence of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements, and discussing with management and the independent registered public accounting firm, our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls; and

•	reviewing reports and communications from the independent registered public accounting firm.

Our audit committee consists of Mr. Burkett, who is the committee chairman, and Messrs. Geruson and Pavlov, each of whom is a nonemployee member of our board of directors. Our nominating and corporate governance committee of the board of directors has determined that Mr. Burkett is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. Our nominating and corporate governance committee of the board of directors has considered the independence and other characteristics of each member of our audit committee. Our nominating and corporate governance committee of the board of directors believes that the composition of the audit committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market and SEC rules and regulations. We believe that the audit committee charter and the functioning of the audit committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations. Our audit committee also serves as our qualified legal compliance committee. We intend to comply with future requirements to the extent they become applicable to us.

The audit committee held five meetings during 2013. The audit committee has adopted a written charter approved by the board of directors, which is available on our website at http://investor.audience.com/governance.cfm.

The Audit Committee Report is included in this proxy statement on page 34.

Compensation committee. The compensation committee oversees our corporate compensation policies, plans and benefit programs and has the following responsibilities:

•

reviewing and approving for our executive officers other than our chief executive officer: the annual base salary, annual incentive bonus, including the specific goals and dollar amount, equity compensation, employment agreements, severance agreements and change in control arrangements and any other benefits, compensation or arrangements;

•

reviewing and recommending to the independent members of our board the approval of the following for our chief executive officer: the annual salary, annual incentive bonus, including specific goals and dollar amount, equity compensation, employment agreements, severance agreements and change in control arrangements and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee consists of Mr. Pavlov, who is the committee chairman, and Messrs. Burkett and Scaglia, each of whom is a nonemployee member of our board of directors. We believe that each member of the compensation committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code. We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The compensation committee has adopted a written charter approved by the board of directors, which is available on our website at http://investor.audience.com/governance.cfm.

The compensation committee held six meetings during 2013 and acted 14 times by written consent.

The report of the compensation committee is included in this proxy statement on page 27. For further information on determination of director and executive compensation, see “Director compensation” and “Summary of named executive officer compensation.”

Technology committee. The technology committee assesses the health of our technology strategies, the scope and quality of our intellectual property and reviews additions to our intellectual property and business portfolio. The technology committee’s responsibilities include, among other things:

•	reviewing and making recommendations to our board of directors regarding the scope, direction, quality, investment levels and execution of our technology strategies;

•	overseeing the execution of technology strategies formulated by management; and

•

providing guidance to our board of directors and management on technology as it may pertain to, among other things: market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; R&D investments; and key competitor and partnership strategies and approving certain related transactions.

Our technology committee consists of Mr. Scaglia, who is the committee chairman and Mr. Pavlov, each of whom is a nonemployee director of our board of directors.

The technology committee was formed in 2014 and therefore did not meet during 2013.

Nominating and corporate governance committee. The functions of the nominating and corporate governance committee include, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors for each annual meeting of stockholders;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	reviewing the succession planning for each of our executive officers;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each board committee to our board of directors.

Our nominating and corporate governance committee consists of Mr. Pavlov, who is the committee chairman and Messrs. Baskett and Gyani, each of whom is a nonemployee director of our board of directors. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market. We believe that the nominating and corporate governance committee charter and the functioning of the nominating and corporate governance committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The nominating and corporate governance committee has adopted a written charter approved by the board of directors, which is available on our website at http://investor.audience.com/governance.cfm.

The nominating and corporate governance committee held two meetings during 2013.

Board’s role in risk oversight

Our board of directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans and reviewing the performance of our chief executive officer and other members of senior management. In 2013, our board of directors conducted a self-examination and intends to continue to conduct an annual self-evaluation, which is expected to include a review of any areas in which the board of directors or management believes the board of directors can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the board of directors’ compliance with corporate governance principles. In fulfilling the board of directors’ responsibilities, directors have full access to our management and independent advisors.

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis. Our audit committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures and our compensation committee oversees risk related to compensation policies. Both our audit and compensation committees report to the full board of directors with respect to these matters, among others.

Process for recommending candidates for election to the board of directors

It is the policy of board of directors to consider recommendations for candidates to the board of directors from stockholders holding at least 1% of the outstanding shares of our securities continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.

A stockholder that wants to recommend a candidate for election to the board of directors should send the recommendation by letter to Audience, Inc., Attn: Secretary, 331 Fairchild Drive, Mountain View, California 94043. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

The board of directors, or the nominating and corporate governance committee to which the board of directors may delegate these responsibilities, identifies and evaluates any individual recommended or offered for nomination to the board of directors, including any candidates who have been properly recommended or nominated by a stockholder. Such review may, in the discretion of the board of directors, include a review solely of information provided to the board of directors or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the board of directors deems proper, including the retention of third parties to review potential candidates.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the board of directors considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•	such factors as issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest; and

•	such other factors as the board of directors may consider appropriate.

The board of directors evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The board of directors considers each individual candidate in the context of the current perceived needs of the board of directors as a whole.

While the board of directors has not established specific minimum qualifications for director candidates, the board of directors believes that candidates and nominees must reflect a board of directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

After such review and consideration, the board of directors selects, or the nominating and corporate governance committee recommends that the board of directors select, the slate of director nominees, either at a meeting of the board of directors at which a quorum is present or by unanimous written consent of the board of directors.

For stockholders who wish to nominate a candidate for election to the board of directors (as opposed to only recommending a candidate for consideration by the board of directors or the nominating and corporate governance committee as described above), see the procedures discussed in “Questions and answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Attendance at annual meetings of stockholders by the board of directors

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of stockholders, we encourage, but do not require, directors to attend. Three of the then-serving members of our board of directors attended our 2013 annual meeting of stockholders in person. In addition, one of the then-serving members of our board of directors joined the meeting by telephone in order to be available to respond to any stockholder questions.

Contacting the board of directors

In cases where stockholders wish to communicate with the board of directors or any individual member of the board of directors, a letter can be sent to our Secretary, at Audience, Inc., 331 Fairchild Drive, Mountain View, California 94043. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Where the nature of a communication warrants, our Secretary may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a non-management director, independent advisor or management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee has ever been an executive officer or employee of our company, other than Mr. Cox who served on our compensation committee prior to September 2011. None of our executive officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL 1

ELECTION OF DIRECTORS

Information regarding nominees

The nominating and corporate governance committee recommended, and the board of directors nominated each of Peter B. Santos, Marvin D. Burkett, Barry L. Cox, Rich Geruson, Mohan S. Gyani, George A. Pavlov and Patrick Scaglia as nominees for election as a member of our board of directors at the Annual Meeting. Unless otherwise noted thereon, the shares represented by the accompanying proxy will be voted for the election of directors of the seven nominees named above to serve until the 2015 annual meeting of stockholders and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. Biographical information about each of the directors and nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each director and nominee that led our board of directors to the conclusion that he should serve or continue to serve as a director is also included in each of the director and nominee biographies.

Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we currently do not anticipate, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Peter B. Santos has served as our president, chief executive officer and director since October 2005. From June 2004 to October 2005, Mr. Santos served as our vice president of marketing and business development. From 2001 to 2003, Mr. Santos was vice president of marketing and business development at Barcelona Design, Inc., an analog semiconductor intellectual property company. From 1998 to 2001, Mr. Santos was vice president of marketing at Voyan Technology Inc., a DSL systems provider. From 1996 to 1998, Mr. Santos served as director of services marketing at Cadence Design Systems, Inc., an electronic design automation software company. Mr. Santos also spent six years at LSI Corp., an ASIC solutions company, where he led worldwide ASIC product marketing and four years in semiconductor device engineering at Raytheon Company, a defense contractor. In 2013, Mr. Santos became a member of the board of directors of Cavendish Kinetics Inc., a fabless supplier of radio frequency circuit components. Mr. Santos received a B.A. in chemistry from Colby College and an M.B.A. from the University of North Carolina. We believe that Mr. Santos possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the semiconductor and telecommunications industry and the operational insight and expertise he has accumulated as our president and chief executive officer.

Marvin D. Burkett has served as one of our directors since August 2010. From September 2002 to February 2009, Mr. Burkett was chief financial officer and chief administrative officer for NVIDIA Corporation, a computer graphics processor company. From February 2000 to September 2002, Mr. Burkett served in various capacities at Arcot Systems, Inc., a cloud-based authentication company, the most recent of which was as its chief financial officer. From 1998 to 1999, Mr. Burkett served as executive vice president and chief financial officer of Packard Bell NEC, Inc., a telecommunications company. From 1972 to 1998, Mr. Burkett served in various capacities at Advanced Micro Devices, Inc., a semiconductor company, the most recent of which was as its chief financial officer. Prior to Advanced Micro Devices, Mr. Burkett worked at Raytheon Company, a defense contractor. Mr. Burkett served as a director of NetLogic Microsystems, Inc., a fabless semiconductor company, from December 2010 until it was acquired by Broadcom Corporation in February 2012. Currently, Mr. Burkett is a member of the board of directors of Entegris Corporation, a provider of products and systems for semiconductor manufacturing; G2 Holdings Corporation, an inventory lifecycle management company; and Intermolecular, Inc., a semiconductor and clean-energy technology platform company. Mr. Burkett holds a B.S. and an M.B.A. from the University of Arizona. We believe that Mr. Burkett possesses specific attributes that qualify him to serve as a member of our board of directors and serve as chair of our audit and a member of our compensation committee, including his extensive financial background and his experience in the semiconductor industry.

Barry L. Cox has served as one of our directors since October 2009 and served as our chairman from October 2009 to August 2011. From June 2005 to August 2009, Mr. Cox served as executive chairman of the board of directors of BrightScale Inc., a video processing technology company. From July 1998 to August 2000, Mr. Cox served as executive chairman of the board of directors at Quantum Effect Devices, Inc., a semiconductor design company. Mr. Cox also held executive roles at Weitek Corp., a semiconductor design company, and ATEQ Corp., a semiconductor equipment manufacturing company that Mr. Cox co-founded. Mr. Cox also spent eight years at Intel Corporation, a semiconductor manufacturer, most recently as president of Intel Europe. From February 2003 to April 2006, Mr. Cox served as chairman of the board of directors for Nova Measuring Instruments Ltd., a semiconductor capital equipment company. Mr. Cox also served on the boards of directors of Softier, Inc., an IPTV software solutions company, from November 2004 to April 2007; Nanoconduction, Inc., a nanotechnology company, from June 2007 to September 2008; GigaFin Networks, Inc., a network appliance company, from October 2007 to November 2008; Grandis, Inc., a semiconductor company, from July 2008 to September 2011; and Summit Microelectronics, Inc., a semiconductor company, from April 1999 to June 2012. Currently, Mr. Cox is a member of the board of directors of Pixelworks, Inc., a video technology company and Touchstone Semiconductor Inc., a semiconductor company. Mr. Cox holds a B.S. from the United States Air Force Academy and an M.B.A. from Boston University. We believe that Mr. Cox possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experiences as an executive in the semiconductor industry and as a board member of other privately held companies.

Rich Geruson has served as one of our directors since January 2012. Since February 2011, Mr. Geruson has served as president, chief executive officer and a member of the board of directors of Phoenix Technologies Ltd., a maker of core systems software for personal computers, servers and mobile devices. From September 2003 to September 2007, Mr. Geruson served as chief executive officer of VoiceSignal Technologies, Inc., a maker of voice recognition software for mobile phones. Prior to VoiceSignal Technologies, Mr. Geruson served as senior vice president at Nokia Americas’ mobile phone business from 1997 to 2002. Mr. Geruson served as vice president and general manager of the networking distribution business in North America and vice president of worldwide marketing for the network hardware division of IBM Corporation, a computer technology and consulting company, from 1995 to 1997. Mr. Geruson served as vice president of the Americas’ mobile computing business for Toshiba Corporation, an engineering and electronics conglomerate, from 1991 to 1995. Prior to that time, Mr. Geruson was also an executive at McKinsey & Company, Inc., a management consulting firm. Mr. Geruson served on the boards of directors of SoundHound Inc., a mobile consumer application company, from November 2008 to February 2011; Jentro Technologies GmbH, a mobile location solutions company, from November 2007 to July 2010; Mobio Networks, Inc., a mobile consumer applications company, from May 2007 to July 2008; and InvenSense, Inc., a motion-sensor technology company, from October 2007 to March 2008. Currently, Mr. Geruson serves on the boards of directors of Phizzle, Inc., a mobile marketing and advertising provider, and RX Networks, Inc., a mobile location technology company. Mr. Geruson holds a B.A. from La Salle University and a Ph.D. in economics, an M.Phil. in management and a Graduate Diploma in economic development, each from Oxford University. We believe that Mr. Geruson possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit committee, including his experience as an officer of technology companies in the computing, mobile device and voice recognition industries.

Mohan S. Gyani has served as one of our directors since March 2011 and as our chairman since August 2011. Since May 2005, Mr. Gyani has served in various capacities at Roamware, Inc., a mobile roaming solutions company, the most recent of which is vice chairman. From March 2000 to January 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Services, Inc., a telecommunications company. From September 1995 to 1999, Mr. Gyani was an executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc. of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Currently, Mr. Gyani serves on the boards of directors of Safeway, Inc., a retail food and drug company; Union Bank, N.A., a commercial bank; Ruckus Wireless, Inc., a Wi-Fi technology company; and Blackhawk Network Holdings, Inc., a provider of prepaid payments products. From June 2007 to June 2010, Mr. Gyani served on the board of directors of Mobile Telesystems, Inc., a cell phone operator, and from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. We believe that Mr. Gyani possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our nominating and corporate governance committee, including his service as a director of a diverse set of companies and his broad experience in the telecommunications industry.

George A. Pavlov has served as one of our directors since December 2003. Mr. Pavlov has served as a general partner of Tallwood Venture Capital, a venture capital firm focused on semiconductor technologies, since its founding in June 2000. From April 2000 to July 2001, Mr. Pavlov served as the chief executive officer of eTime Capital, Inc., a financial services company. From April 1996 to April 2000, Mr. Pavlov served as a general partner and chief financial officer at Mayfield Fund, a venture capital firm. From February 1991 to April 1996, Mr. Pavlov served as managing director and chief financial officer with Blum Capital Partners, a private equity firm. Mr. Pavlov also spent four years in financial and sales management positions at NeXT Computer, Inc., a computer hardware and software company. Mr. Pavlov served on the boards of directors of Ozmo Devices, Inc., a Wi-Fi software company, from May 2009 to May 2010; Crossing Automation, Inc., a semiconductor manufacturing services company, from September 2005 to October 2012; SVTC Technologies, Inc., a provider of communication services to the semiconductor and solar industries, from March 2007 to November 2012; Amulaire Thermal Technology, Inc., a provider of thermal solutions for power electronics in hybrid electric and electric vehicle, wind turbine, and LED lighting applications, from January 2005 to November 2012; and Alphion Corporation, an optical and networking company, from September 2008 to December 2013. Currently, Mr. Pavlov is a member of the boards of directors of Astute Networks, Inc., a fabless semiconductor company; Calypto Design Systems, Inc., an EDA tools company; Ikanos Communications, Inc., a broadband equipment company; and Quintic Corporation, a fabless semiconductor company. Mr. Pavlov holds a B.S. from Boston College. We believe that Mr. Pavlov possesses specific attributes that qualify him to serve as a member of our board of directors and as chair of the nominating and corporate governance committee and a member of our audit and compensation committees, including his extensive financial and accounting background and his service as a director of various semiconductor companies.

Patrick Scaglia has served as one of our directors since August 2013. From January 2013 to November 2013, Mr. Scaglia served as director of the UC Berkeley Center for Research in Energy Systems Transformation. Starting in 2012, Mr. Scaglia has provided technology consulting services for a variety of businesses. From May 2012 to present, Mr. Scaglia has been a member of the board of directors of Stoic.com, a privately held mobile application software company. From April 2012 to present, Mr. Scaglia has served as a founding director for the Foundry@CITRIS, which is under the umbrella of the Center for Information Technology in the Interest of Society (CITRIS) at UC Berkeley and provides entrepreneurs with resources to build companies that make a significant impact on the world. From 2005 to April 2012, Mr. Scaglia served in various capacities at the Hewlett-Packard Company, a computer software, hardware and IT services company, the most recent of which was vice president and chief technology officer of HP Cloud Services and Applications. From 2000 to 2005, Mr. Scaglia served in various capacities at HP Labs, the most recent of which was vice president and director, Internet and Computing Platform Research Center. From 1990 to 2000, Mr. Scaglia served in various capacities at Cadence Design Systems, Inc., an electronic design automation software company, the most recent of which was vice president of research. Mr. Scaglia currently serves on the advisory board for CITRIS, and from 2002 to 2013 served on the advisory board for the College of Engineering, University of California Berkeley. Mr. Scaglia holds a B.S., M.S. and Diplome d’Etudes Approfondies (DEA) in physics from the University Louis Pasteur in Strasbourg, France. Mr. Scaglia also holds a Masters in engineering from the Ecole Nationale Superieure de Physique in Strasbourg. We believe that Mr. Scaglia possesses specific attributes that qualify him to serve as a member of our board of directors and compensation committee, including his extensive experiences as an executive of technology companies in the computing industry and experience in product development, semiconductors and technology.

The following current director, Mr. Baskett, is not standing for reelection:

Forest Baskett has served as one of our directors since April 2006. Dr. Baskett joined New Enterprise Associates, Inc., a venture capital firm, in 1999 and became a General Partner in 2004. From 1986 to 1999, Dr. Baskett was senior vice president of research and development and chief technology officer at Silicon Graphics Inc., a computing solutions company. Prior to Silicon Graphics, Dr. Baskett founded and directed the Western Research Laboratory of Digital Equipment Corporation, a computer manufacturer, and was a professor of computer science and electrical engineering at Stanford University. Dr. Baskett has served on the boards of directors of Atheros Communications, Inc., a semiconductor developer, from March 2000 to April 2007; Aeluros, Inc., an IC developer, from August 2001 to October 2007; Fulcrum Microsystems, Inc., a semiconductor company, from August 2001 to August 2011; T-RAM Semiconductor, Inc., a semiconductor company, from May 2002 to April 2013; Agility Design Solutions, Inc., a DSP software tool developer, from July 2003 to December 2008; SiBEAM, Inc., a fabless semiconductor company, from December 2004 to April 2011; Solar Junction Corporation, a concentrated photovoltaic cells developer from July 2007 to February 2014; Svaya Nanotechnologies, Inc., a thin film manufacturer from October 2009 to December 2013; Arch Rock Corporation, a systems and software company for wireless sensor networks, from September 2005 to September 2010; RingCube Technologies, Inc., a provider of workspace virtualization, from February 2006 to July 2008; Foveon, Inc., a designer and developer of image sensors and image capture systems, from March 2006 to November 2008; Agility Design Solutions, Inc., a developer of software tools for signal processing algorithms, from July 2003 to December 2008; Tintri, Inc., a provider of storage solutions for virtualization, from August 2008 to August 2012; Aprius, Inc., a developer of shared I/O resources for data centers, from October 2006 to June 2011; and various other privately held companies in the energy and information technology sectors. Currently, Dr. Baskett is a member of the boards of directors of Bandgap Engineering, Inc., a renewable energy technology company; Bitglass, Inc., a data security company; Chelsio Communications Inc., a subsystems company; Datrium, Inc., a virtual storage company; Fusion-io, Inc., a flash storage company; Graphite Systems, Inc., a stealth mode startup company; Illumitex Inc., a developer of LED based luminaries; Ketra, Inc., a solid state lighting company; Kumu Networks, Inc., a networks and systems mapping tools company; Luminate Wireless, Inc., wireless infrastructure company; Luxtera, Inc., a fabless semiconductor company; Novatorque, Inc., a sustainable green building materials company; Qbotix, Inc., a robotics company; Serious Energy, Inc., a green building materials company; SuVolta, Inc., a CMOS semiconductor technology developer; Tableau Software, Inc., an IT software company; and Terrajoule Corporation, a distributed power generation company. Dr. Baskett earned a B.A. from Rice University and a Ph.D. in computer science from the University of Texas at Austin. We believe that Dr. Baskett possesses specific attributes that qualify him to serve as a member of our board of directors and as chair of the compensation committee and a member of our nominating and corporate governance committee, including his experience as a director of technology companies and his background in the venture capital industry.

See “Corporate governance” and “Director compensation” for additional information regarding the board of directors.

Required vote

The seven nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. Notwithstanding its selection, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Principal accounting fees and services

The following table presents fees billed for professional audit services rendered to us by PricewaterhouseCoopers LLP for 2013 and 2012. All of the services described in the following table were approved in conformity with the audit committee’s pre-approval process.

	2013	2012
Audit fees(1)	$936,550	$1,530,050
Audit-related fees(2)	80,000	—
Tax fees(3)	40,000	—
All other fees(4)	2,600	1,800

Total	$1,059,150	$1,531,850

(1)	Audit fees consist of fees billed for professional services rendered for: (i) the audit of our annual consolidated financial statements, (ii) the reviews of our quarterly financial statements and (iii) registration statements, comfort letters, consents and other items related to SEC matters. For 2012, we incurred fees of $887,000 in connection with our initial public offering.

(2)	Audit related fees include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal 2013 and 2012 consolidated financial statements. No such services were provided by PricewaterhouseCoopers in 2012.

(3)	Tax fees consist of fees billed for professional services rendered for tax consultations.

(4)	All other fees consist of fees related to the license of specialized accounting research software.

Pre-approval of audit and non-audit services

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm pursuant to its audit committee charter. The audit committee may delegate to one or more members of the audit committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full audit committee at scheduled meetings.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers are appointed by, and serve at the discretion of, the board of directors. There are no family relationships among any of our directors or executive officers. The following table sets forth the names, ages (as of April 15, 2014) and positions of our executive officers:

Name	Age	Position
Peter B. Santos	54	President, Chief Executive Officer and Director
Kevin S. Palatnik	56	Chief Financial Officer
Alexis Bernard	40	Chief Technology Officer
Craig H. Factor	45	Vice President, General Counsel and Secretary
Eitan Medina	47	Vice President of Engineering
Andrew J. Micallef	49	Vice President of Customer Engineering and Operations
Robert H. Schoenfield	50	Vice President, Greater China and Vice President of Business Development and Marketing
Thomas Spade	48	Vice President of Sales and Business Development

Peter B. Santos has served as our president, chief executive officer and director since October 2005. From June 2004 to October 2005, Mr. Santos served as our vice president of marketing and business development. From 2001 to 2003, Mr. Santos was vice president of marketing and business development at Barcelona Design, Inc., an analog semiconductor intellectual property company. From 1998 to 2001, Mr. Santos was vice president of marketing at Voyan Technology Inc., a DSL systems provider. From 1996 to 1998, Mr. Santos served as director of services marketing at Cadence Design Systems, Inc., an electronic design automation software company. Mr. Santos also spent six years at LSI Corp., an ASIC solutions company, where he led worldwide ASIC product marketing and four years in semiconductor device engineering at Raytheon Company, a defense contractor. In 2013, Mr. Santos became a member of the board of directors of Cavendish Kinetics Inc., a fabless supplier of radio frequency circuit components. Mr. Santos received a B.A. in chemistry from Colby College and an M.B.A. from the University of North Carolina.

Kevin S. Palatnik has served as our chief financial officer since August 2011. From 1994 to 1999 and June 2001 to November 2010, Mr. Palatnik held various positions at Cadence Design Systems, Inc., an electronic design automation software company, including corporate controller and most recently senior vice president and chief financial officer. Mr. Palatnik also spent 14 years at IBM Corporation, a computer technology and consulting company, where he held various engineering and executive financial positions. Mr. Palatnik received a B.S. and an M.B.A. from Syracuse University.

Alexis Bernard has served as our chief technology officer since May 2013. From January 2010 to May 2013, Mr. Bernard held various positions at Nokia Corporation, a communications and information technology company, including vice president of technology strategy and business development, chief of staff to Nokia’s CTO & EVP, head of CTO operations and chairman of the board of Nokia’s Institute of Technology. From January 2005 to January 2010, Mr. Bernard served as a strategic management consultant at McKinsey & Company, a management consulting firm in New York in the firm’s telecom, media and technology practice. From June 1999 to January 2004, Mr. Bernard was a member of the technical staff in speech coding and recognition, including more than four years in the DSP research and development center of Texas Instruments, Inc., a global semiconductor design and manufacturing company. Mr. Bernard holds an M.S.E.E. and a B.A. in philosophy from the University of Louvain in Belgium, a M.S. and a Ph.D. in electrical engineering from the University of California Los Angeles and is listed as an inventor on five patents in digital communications and speech technology as well as a main author on numerous journal and academic papers.

Craig H. Factor has served as our vice president, general counsel and secretary since September 2012. From May 2011 to February 2012, Mr. Factor was vice president, general counsel at Nanosolar, Inc., a solar panel manufacturing company. From March 2008 to February 2011, he served as vice president of legal affairs and general counsel at Innovative Silicon, Inc., a semiconductor company. From March 2006 to January 2007, Mr. Factor served as vice president of legal affairs and general counsel at RITA Medical Systems, Inc., a medical device company that was acquired by AngioDynamics, Inc. From August 2001 to December 2004, Mr. Factor served as general counsel at Artisan Components, Inc., a semiconductor intellectual property licensing company that was acquired by ARM Holdings plc, a semiconductor intellectual property supply company, and, after the acquisition, as assistant general counsel at ARM Holdings plc from December 2004 to May 2005. From June 1997 to July 2001, Mr. Factor served as general counsel and secretary at Immersion Corporation, an intellectual property licensing company. Mr. Factor holds an A.B. from Harvard University and a J.D. from the Duke University School of Law.

Eitan Medina has served as our vice president of engineering since June 2012. From September 2011 to June 2012, Mr. Medina was a vice president of engineering at Cavium Networks, a semiconductor designer and developer. From 2001 to April 2011, Mr. Medina held various positions at Marvell Technology Group Ltd., including Chief Technology Officer and most recently as vice president of cellular engineering. From 1996 until it was acquired by Marvell Technology Group Ltd., Mr. Medina held various positions at Galileo Technology, the most recent of which was Chief Technology Officer and Vice President, Product Definition. From 1992 to 1996, Mr. Medina held various managerial and design positions at Digital Equipment Corporation, Israel. Currently, Mr. Medina is a member of the board of directors of Wave Guard Technologies, Ltd, a developer of a software-based monitoring systems for RF mobile networks. Mr. Medina holds a B.S. in electrical engineering from the Israel Institute of Technology.

Andrew J. Micallef served as our vice president of operations from July 2010 to January 2013 and was appointed our vice president of customer engineering and operations in January 2013. From April 2007 to February 2010, Mr. Micallef served as executive vice president of worldwide manufacturing and operations at LSI Corporation, a semiconductor and software design company. From October 2000 to April 2007, Mr. Micallef held various positions at Agere Systems Inc., an integrated circuit components company, where he most recently served as executive vice president of global operations. From August 1995 to August 2000, Mr. Micallef also held various operations and finance positions at Fujitsu-ICL Systems, a provider of IT products and services, and from June 1993 to August 1995 at IBM Corporation, a computer technology and consulting company. Mr. Micallef also spent three years at General Dynamics Corporation, an aerospace and defense company, where he worked as a mechanical and fluid systems design engineer. Mr. Micallef earned a B.S. from the University of Notre Dame and an M.B.A. and M.S. in engineering from the University of Michigan.

Robert H. Schoenfield has served as our vice president, greater China since March 2014 and our vice president of business development and marketing since February 2013. From March 2011 to February 2013, Mr. Schoenfield was our vice president of business development. From November 2009 to February 2011, Mr. Schoenfield was vice president of sales for North America at Polaris Wireless, Inc., a software-based location systems company. From January 1999 to October 2009, Mr. Schoenfield served in several positions with Aeris Communications, Inc., a mobile network operator, the most recent of which was senior vice president of sales, marketing and business development and he previously served as president of their South American division. Mr. Schoenfield also held various executive roles managing sales and business development for Tetra Tech, Inc., an environmental engineering and consulting company, from November 1995 to October 1998, and Nextel Communications, Inc., a telecommunications company, from April 1992 to September 1995. Mr. Schoenfield earned a B.S. from San Francisco State University.

Thomas Spade has served as our vice president of sales and business development since March 2014, and from August 2010 to March 2014, Mr. Spade served as our vice president of sales. From August 2009 to August 2010, Mr. Spade was vice president of global sales for portable power at Boston-Power, Inc., a battery systems company. From May 2007 to August 2009, Mr. Spade served as vice president of global sales at Validity, Inc., a sensor technology company. From April 1998 to May 2007, Mr. Spade held various positions at Synaptics Incorporated, a human interface solutions company, the most recent of which was vice president of worldwide sales. Previously, Mr. Spade held senior sales positions at Alliance Semiconductor Corporation. Mr. Spade holds a B.S. from Albion College.

DIRECTOR COMPENSATION

Standard compensation arrangements for nonemployee directors

In August 2011, our board of directors approved the following compensation package for our nonemployee directors beginning on January 1, 2012, based upon data provided and a compensation strategy recommended by Compensia, Inc. (“Compensia”), a national compensation consulting firm engaged by our compensation committee to provide executive officer, employee and nonemployee director compensation advisory services to us. The amount of the annual cash retainer for nonemployee members of the board of directors is $35,000, payable quarterly in arrears. In addition to the standard annual retainer, the board of directors receive the following annual cash retainers for the following nonemployee members of the board of directors for service in the following positions:

Chairman of the board	$25,000
Audit committee chair	20,000
Each audit committee member other than the chair	9,000
Compensation committee chair	12,000
Each compensation committee member other than the chair	5,000
Nominating and governance chair	7,500
Each nominating and governance member other than the chair	4,500

These retainers are also paid quarterly in arrears.

In September 2013, our compensation committee amended the fee arrangements for nonemployee directors, effective January 1, 2014. Our board of directors approved the fee arrangements for the technology committee when establishing the committee in February 2014. These fee arrangements provide (i) an annual cash retainer to each nonemployee director of $35,000 plus (ii) the following annual cash retainers for the following nonemployee members of the board of directors for service in the following positions, which retainers shall be in addition to the general retainer and shall be payable for each position so held:

Chairman of the board	$25,000
Audit committee chair	20,000
Each audit committee member other than the chair	9,000
Compensation committee chair	20,000
Each compensation committee member other than the chair	9,000
Nominating and governance chair	10,000
Each nominating and governance member other than the chair	4,500
Technology committee chair	20,000
Each technology committee member other than the chair	9,000

Our 2011 Equity Incentive Plan (the “2011 Plan”) provides that all nonemployee directors are eligible to receive all types of awards (except for incentive stock options). Prior to January 1, 2014, each person who became a nonemployee director was automatically granted an initial award in the form of a nonstatutory stock option to purchase that number of shares equal to 0.07% of our fully diluted capitalization on or about the date such person becomes a nonemployee director. Effective January 1, 2014, each person who becomes a nonemployee director will be automatically granted an initial award consisting of (i) $77,500 of value of nonstatutory stock options and (ii) $77,500 of value of restricted stock units (“RSU”). The initial stock option award will vest as to 1/48th of the total shares thereunder on each monthly anniversary of the vesting commencement date, provided that the participant continues to serve as a director through such dates. The initial RSU award will vest as to 1/8th of the total shares thereunder on each six month anniversary of the vesting commencement date, provided the person continues to serve as a director through such dates. In 2013, each nonemployee director was granted an annual award in the form of a nonstatutory stock option to purchase that number of shares equal to 0.04% of our fully diluted capitalization at the first meeting of our board of directors following the annual meeting of our stockholders if, as of such date, the nonemployee director had served on our board of directors for at least the preceding six months. The 2013 annual award will vest as to 1/12th of the shares subject to the annual award on each monthly anniversary of the vesting commencement date, provided that the participant continues to serve as a director through such dates. Effective January 1, 2014, each nonemployee director who will have served on our board of directors for at least the preceding six months will receive, at the first compensation committee meeting after the annual meeting of stockholders, the following awards: (i) $40,000 of value of nonstatutory stock options and (ii) $40,000 of value of RSUs. The annual stock option awards made after January 1, 2014 will vest as to 1/12th of the shares on each monthly anniversary of the annual meeting of stockholders and the RSU awards will vest as to one half of the shares subject to the award on each of the six month and 12 month anniversaries of the annual meeting of stockholders. In the case of the awards granted after January 1, 2014, “value” means the number of shares equal to the aggregate amount divided by the fair market value of our common stock on the date of grant.

2013 director compensation

The following table provides information for 2013 regarding all compensation awarded to, earned by or paid to each director for their services as a director. Peter Santos did not receive any separate compensation as a director.

Name	Fees earned or paid in cash	Option awards(1)(4)		All other compensation	Total
Forest Baskett	$45,500	$46,557	(2)	$—	$92,057
Marvin D. Burkett	60,000	46,557	(2)	—	106,557
Barry L. Cox	35,000	46,557	(2)	186	72,993
Rich Geruson	44,000	46,557	(2)	41	90,598
Mohan S. Gyani	64,500	46,557	(2)	—	111,057
George A. Pavlov	60,000	46,557	(2)	—	106,557
Patrick Scaglia	20,000	81,481	(3)	—	101,481

(1)	These amounts represent grant date fair value for the respective directors’ option grants granted in 2013 computed in accordance with FASB ASC Topic 718.

(2)	Represents the grant date fair value of an option granted on August 16, 2013 to purchase up to 10,650 shares of our common stock at an exercise price per share of $10.08. The option vests as to 1/12th of the shares subject to the option award on each monthly anniversary of August 16, 2013, subject to the director’s continued service through each vesting date.

(3)	Represents the grant date fair value of an option granted on August 16, 2013 to purchase up to 18,639 shares of our common stock at an exercise price per share of $10.08. The option vests as to 1/48th of the shares subject to the option award on each monthly anniversary of August 16, 2013, subject to Mr. Scaglia’s continued service through each vesting date.

(4)	The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2013 for each director set forth in the table above was as follows:

Name	Aggregate number of stock awards outstanding	Aggregate number of stock options outstanding
Forest Baskett	—	32,863
Marvin D. Burkett	—	63,355
Barry L. Cox	—	82,521
Rich Geruson	—	24,783
Mohan S. Gyani	—	63,355
George A. Pavlov	—	32,861
Patrick Scaglia	—	18,639

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

As an “emerging growth company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

This proxy statement provides information about the material components of our executive compensation program for:

•	Peter B. Santos, our President and Chief Executive Officer;

•	Kevin S. Palatnik, our Chief Financial Officer; and

•	Alexis Bernard, our Chief Technology Officer.

We refer to these individuals collectively in this proxy statement as the “named executive officers.”

Executive summary

The initial terms and conditions of employment of each of the named executive officers are set forth in written offer letters. With the exception of his own arrangement, each of these offer letters was negotiated on our behalf by our chief executive officer, with the oversight and approval of our board of directors and/or the compensation committee.

Compensation-setting process

The compensation committee is responsible for overseeing our executive compensation program, as well as determining the ongoing compensation arrangements for our executive officers other than our chief executive officer. Generally, our chief executive officer will make recommendations to the compensation committee regarding compensation matters, except with respect to his own compensation. Following its deliberations, the compensation committee reviews and approves compensation for our executive officers and makes recommendations on chief executive officer compensation to our board of directors for its consideration and approval.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2013, the compensation committee engaged Compensia to provide executive officer, employee and nonemployee director compensation advisory services to the compensation committee. Compensia serves at the discretion of the compensation committee and did not provide any other services to us in 2013.

Executive compensation program components

The following describes each component of our executive compensation program.

Base salary. We provide base salary to our named executive officers and other employees to compensate them for services rendered during the year. The base salaries of our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. We do not apply specific formulas to determine increases. Generally, executive officers’ base salaries are adjusted during the first quarter of each year.

The 2013 base salaries were set by our compensation committee based on the recommendations of our chief executive officer, other than with respect to his own salary, which was set by the board of directors upon the recommendations of the compensation committee.

Executive incentive compensation plan. In February 2013, our compensation committee approved the 2013 executive incentive compensation plan. Our annual cash incentive award opportunities were designed to reward our named executive officers based on our performance and, in the discretion of our chief executive officer, the individual named executive officer’s contribution to that performance. Our compensation committee established a target award opportunity for each named executive officer. Bonuses are funded based upon our achievement of financial performance objectives with the key metrics being: (i) GAAP Revenue and (ii) Non-GAAP Operating Income. In his discretion, our chief executive officer may make up to a 20% increase or decrease of an executive officer’s bonus (other than our chief executive officer’s own bonus) based on his subjective determination of the executive officer’s individual achievement during the year.

Equity compensation. We use equity awards to incent and reward our executive officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders.

Historically, the size and form of the initial equity awards for our executive officers have been established through arms-length negotiation at the time the individual executive was hired. In making these awards, we considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. In addition, we have periodically granted equity awards to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.

Retirement benefits. We have established a tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Currently, we do not match contributions made by participants in the plan. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Post-employment compensation

Effective December 31, 2011, January 9, 2012 and May 28, 2013 with respect to Messrs. Santos, Palatnik and Bernard, respectively, we entered into change of control severance agreements, or severance agreements, with our named executive officers, which require us to make specific payments and benefits in connection with termination of their employment under certain circumstances. The severance agreements remain in effect for an initial term of three years. After the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 60 days prior to the date of automatic renewal.

In order to receive the severance benefits described below, each named executive officer is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such executive officer’s termination date.

For the purpose of the severance agreements, “change of control period” means generally the period beginning two months prior to, and ending 12 months following, a change of control.

Mr. Santos’ severance agreement provides that in the event of termination without cause or resignation for good reason (as such terms are defined in the severance agreement) outside of a change of control period, Mr. Santos will receive 12 months of salary and medical care coverage and an extended post-termination exercise period for outstanding and vested equity awards. In the event of termination without cause or resignation for good reason during a change of control period, Mr. Santos will receive 18 months of salary and medical care coverage, a payment equal to 150% of his bonus (as set forth more fully in the severance agreement), full acceleration of outstanding and unvested equity awards and an extended post-termination exercise period for outstanding and vested equity awards.

Mr. Palatnik’s severance agreement provides that in the event of termination without cause or resignation for good reason (as such terms are defined in the severance agreement) outside of a change of control period, Mr. Palatnik will receive nine months of salary and medical care coverage. In the event of termination without cause or resignation for good reason during a change of control period, Mr. Palatnik will receive 12 months of salary and medical care coverage, a payment equal to 100% of his bonus (as set forth more fully in the severance agreement), full acceleration of outstanding and unvested equity awards and an extended post-termination exercise period for outstanding and vested equity awards.

Mr. Bernard’s severance agreement provides that in the event of termination without cause or resignation for good reason (as such terms are defined in the severance agreement) outside of a change of control period, Mr. Bernard will receive six months of salary and medical care coverage. In the event of termination without cause or resignation for good reason during a change of control period, Mr. Bernard will receive nine months of salary and medical care coverage, a payment equal to 75% of his bonus (as set forth more fully in the severance agreement), full acceleration of outstanding and unvested equity awards and an extended post-termination exercise period for outstanding and vested equity awards.

Report of the compensation committee

The compensation committee has reviewed and discussed the Summary of Named Executive Officer Compensation with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Summary of Named Executive Officer Compensation be included in this proxy statement.

Submitted by the Compensation Committee of the

Board of Directors:

George A. Pavlov, Chairman

Marvin D. Burkett

Patrick Scaglia

2013 summary compensation table

The following table presents compensation information for 2013 paid to or earned by our named executive officers.

Name and principal position	Year	Salary(1)	Bonus		Stock awards(2)	Option awards(2)	Nonequity incentive plan compensation(3)	All other compensation	Total

Peter B. Santos President and Chief Executive Officer	2013	$371,875	$—		$456,960	$1,707,596	$187,500	$359	$ 2,724,290
	2012	350,000	—		—	739,179	278,603	359	1,368,141
	2011	312,458	20,000		—	—	175,000	359	507,817

Kevin S. Palatnik Chief Financial Officer	2013	313,125	—		173,040	200,749	83,000	671	770,585
	2012	300,000	—		—	—	210,708	639	511,347
	2011	117,046	30,000		—	896,340	38,863	213	1,082,462

Alexis Bernard(4) Chief Technology Officer	2013	149,306	25,000	(5)	205,950	581,287	44,000	91	1,005,634

(1)	The amounts in this column include payments in respect of accrued vacation, holidays and sick days.

(2)	The amounts in this column represent grant date fair value for the respective executives’ RSUs or options granted in 2013 computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures.

(3)	The amounts in this column represent bonus payments as described in this proxy statement under the section titled “Summary of named executive officer compensation.”

(4)	Mr. Bernard became our Chief Technology Officer in May 2013.

(5)	Pursuant to his employment agreement, Mr. Bernard received a one-time cash signing bonus of $25,000 when he joined the Company as Chief Technology Officer.

Outstanding equity awards at December 31, 2013

The following table presents the outstanding option and stock awards held by each of our named executive officers as of December 31, 2013.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable(1)	Number of securities underlying unexercised options unexercisable(2)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
Peter B. Santos	6,666	—		$0.60	12/15/14
	57,746	—		0.60	10/17/15
	161,009	—		0.75	07/13/16
	112,355	—		0.90	01/22/18
	100,246	—		2.40	04/07/19
	49,450	9,909	(3)	2.70	08/03/20
	102,936	29,414	(4)	2.70	08/03/20
	42,915	97,560	(5)	13.80	01/25/22
	17,500	66,500	(6)	14.28	02/15/23
	—	180,000	(7)	14.28	02/15/23
						28,000	(8)	$325,920
Kevin S. Palatnik	110,940	79,244	(9)	11.70	10/31/21
	6,875	26,125	(10)	14.42	02/14/23
						10,500	(11)	122,220
Alexis Bernard	—	100,000	(12)	13.73	06/17/23
						15,000	(13)	174,600

(1)	The options listed are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying the option. The share numbers in this column represent the shares vested under each option as of December 31, 2013.

(2)	The options listed are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying the option. The share numbers in this column represent the unvested shares under each option as of December 31, 2013.

(3)	1/48th of the total number of shares subject to this stock option will vest monthly starting August 3, 2010 (vesting commencement date).

(4)	1/36th of the total number of shares subject to this stock option will vest monthly starting August 3, 2010 (vesting commencement date).

(5)	1/36th of the total number of shares subject to this stock option will vest monthly starting January 25, 2012 (vesting commencement date).

(6)	1/48th of the total number of shares subject to this stock option will vest monthly starting February 14, 2013 (vesting commencement date).

(7)	The vesting of the shares is contingent on an increase of the Company’s stock price. The Company’s stock trading at or above $25, $30, $35 and $40 for 30 trading days, in each such instance, will begin a vesting period for 45,000 of the shares whereby each tranche vests as to 1/12th of the shares per month for 12 months.

(8)	1/8th of the RSUs vested on August 14, 2013, and 1/8th of the RSUs will vest every six months thereafter.

(9)	1/4th of the total number of shares subject to this stock option vested on August 10, 2012 (one year following the vesting commencement date) and the remaining shares subject to the option vest at a rate of 1/48th per month of the total number of shares subject to this stock option each month thereafter.

(10)	1/48th of the total number of shares subject to this stock option will vest monthly starting February 15, 2013 (vesting commencement date).

(11)	1/8th of the RSUs vested on August 14, 2013, and 1/8th of the RSUs will vest every six months thereafter.

(12)	1/4th of the total number of shares subject to this stock option will vest on June 17, 2014 (one year following the vesting commencement date) and the remaining shares subject to the option vest at a rate of 1/48th per month of the total number of shares subject to this stock option each month thereafter.

(13)	1/8th of the RSUs will vest on June 17, 2014, and 1/8th of the RSUs will vest every six months thereafter.

Equity compensation plan information

The following table summarizes the number of outstanding options granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2013.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	4,398,918	$8.12	439,134

Equity compensation plans not approved by security holders	—	—	—

Total	4,398,918	$8.12	439,134

(1)	Consists of our 2011 Plan and 2001 Stock Plan.

(2)	Our 2011 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each year, equal to the least of (i) 1,101,649 shares, (ii) 4.5% of the outstanding shares of common stock as of the last day of the immediately preceding year or (iii) such other amount as our board of directors may determine. On February 20, 2014, our board of directors approved the addition of 995,021 shares of common stock to the 2011 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since the beginning of 2013 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Summary of named executive compensation” section of this proxy statement.

Indemnification agreements

We have entered into indemnity agreements with each of our current directors and officers, in addition to the indemnification provided for in our bylaws. These agreements will require us to indemnify each such person against expenses and liabilities incurred by such person for a proceeding related to such person’s services for us and to advance expenses incurred for such proceeding, all subject to limited exceptions.

Policies and procedures for related party transactions

In September 2011, we adopted a related party transactions policy. As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.

We believe that we have executed all of the transactions set forth under the section titled “Certain relationships and related party transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors in accordance with our related party transaction policy and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2013, our directors, executive officers, and more than 10% stockholders complied with all Section 16(a) filing requirements; except that a late Form 4 was filed for Barry L. Cox on September 24, 2013 to report the exercise of options for and subsequent sale of common stock on September 16, 2013.

SECURITY OWNERSHIP

The following table presents information as to the beneficial ownership of our common stock as of April 15, 2014 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers set forth in the section titled “2013 summary compensation table” of this proxy statement; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power for securities. Unless otherwise shown below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power for all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2014 are considered to be outstanding and to be beneficially owned by the person holding the options or warrants to compute the percentage ownership of that person, but are not treated as outstanding to compute the percentage ownership of any other person. Applicable percentage ownership is based on 22,371,167 shares of our common stock outstanding at April 15, 2014.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Audience, Inc., 331 Fairchild Drive, Mountain View, California 94043. Information related to holders of more than 5% of our common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

	Number of shares beneficially owned	Percentage of shares beneficially owned
5% stockholders:
Entities affiliated with Tallwood Venture Capital(1)	4,660,569	20.83%
3000 Sand Hill Road,
Building 3, Suite 240
Menlo Park, California 94025
Entities affiliated with Vulcan Capital Venture Capital(2)	3,316,041	14.82
505 Fifth Avenue, Suite 900
Seattle, Washington 98104
PRIMECAP Management Company(3)	2,202,430	9.84
225 South Lake Ave., #400
Pasadena, California 91101
William Blair & Company, LLC(4)	1,181,372	5.28
222 W. Adams
Chicago, Illinois 60606
Directors and executive officers:
Peter B. Santos(5)	687,254	2.98
Kevin S. Palatnik(6)	283,211	1.26
Alexis Bernard(7)	2,562	*
Forest Baskett(7)	27,269	*
Marvin D. Burkett(7)	63,355	*
Barry L. Cox(8)	175,853	*
Rich Geruson(7)	18,894	*
Mohan S. Gyani(7)	55,917	*
George A. Pavlov(9)	4,687,837	20.93
Patrick Scaglia(7)	3,494	*
All directors and executive officers as a group (16 persons)(10)	6,626,439	29.45

*	Represents beneficial ownership of less than 1%.

(1)	Consists of 1,042,323 shares of common stock held by Tallwood III, L.P., 8,075 shares of common stock held by Tallwood III Associates, L.P., 131,990 shares of common stock held by Tallwood III Partners, L.P., 1,437,061 shares of common stock held by Tallwood II, L.P., 1,133,312 shares of common stock held by Tallwood II Annex, L.P., 26,222 shares of common stock held by Tallwood II Associates, L.P., 595,352 shares of common stock held by Tallwood II Partners, L.P., and 286,234 shares of common stock held by Tallwood Partners, LLC as a result of the transfer of 286,234 shares of common stock held by Tallwood I. L.P. (representing all of the shares held by Tallwood I, L.P. and beneficially owned by Tallwood Management Co., LLC, as the sole general partner of Tallwood I, L.P.) to Tallwood Partners, LLC. Diosdado P. Banatao is the trustee of the The Banatao Living Trust DTD 7/21/99 (“Trust”), which is the managing member of Tallwood Partners, LLC. Each of Luis Arzubi, Diosdado P. Banatao and George Pavlov is a managing member of Tallwood III Management, LLC, which is the general partner of Tallwood III, L.P., Tallwood III Partners, L.P. and Tallwood III Associates, L.P. George Pavlov and Diosdado P. Banatao are the managing members of Tallwood II Management, LLC, which is the general partner of Tallwood II Annex, L.P., Tallwood II Associates, L.P., Tallwood II, L.P. and Tallwood II Partners, L.P. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(2)	Consists of 3,316,041 shares of common stock held by Vulcan Capital Venture Capital I LLC (“VCVC I”). Paul Allen is the sole stockholder of Vulcan Ventures Incorporated (“VVI”), which is the managing member of Vulcan Capital Venture Capital Management I, LLC, which is the manager of VCVC I. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(3)	Based solely upon a Schedule 13G filed with the SEC on February 10, 2014 by PRIMECAP Management Company (“PRIMECAP”) reporting beneficial ownership as of January 31, 2014. PRIMECAP reported sole voting power with respect to 1,743,879 shares of common stock and sole dispositive power with respect to 2,202,430 shares of common stock.

(4)	Based solely upon a Schedule 13G filed with the SEC on February 6, 2014 by William Blair & Company, LLC (“William Blair”), reporting beneficial ownership as of December 31, 2013. William Blair reported sole voting and dispositive power of 1,181,372 shares of common stock.

(5)	Consists of 6,499 shares of common stock held by Mr. Santos and 680,755 shares subject to options exercisable within 60 days of April 15, 2014.

(6)	Consists of 134,968 shares of common stock held by Mr. Palatnik and 148,243 shares subject to options exercisable within 60 days of April 15, 2014.

(7)	Consists solely of shares subject to options exercisable within 60 days of April 15, 2014.

(8)	Consists of 133,332 shares of common stock held by Mr. Cox and 42,521 shares subject to options exercisable within 60 days of April 15, 2014.

(9)	Consists of 4,660,569 shares held by entities affiliated with Tallwood Venture Capital and 27,268 shares subject to options exercisable within 60 days of April 15, 2014. Mr. Pavlov is a general partner of Tallwood Venture Capital and as a result may be deemed to beneficially own the shares owned by entities affiliated with Tallwood Venture Capital. Mr. Pavlov disclaims beneficial ownership of the shares held by entities affiliated with Tallwood Venture Capital, except to the extent of his pecuniary interest therein.

(10)	Includes 1,574,676 shares subject to options exercisable within 60 days of April 15, 2014.

AUDIT COMMITTEE REPORT

The audit committee assists the board of directors in fulfilling its responsibilities for oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

Our management is responsible for establishing and maintaining internal controls and for preparing our consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the audit committee to oversee these activities.

The audit committee has:

•	Reviewed and discussed with our management the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon these discussions and review, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the

Audit Committee of the Board of Directors

Marvin D. Burkett (Chairman)

Rich Geruson

George A. Pavlov

OTHER MATTERS

We are not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Mountain View, California
April 25, 2014

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2014.

Vote by Internet • Go to www.investorvote.com/ADNC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Peter B. Santos	☐	☐	02 - Marvin D. Burkett	☐	☐	03 - Barry L. Cox	☐	☐

	04 - Rich Geruson	☐	☐	05 - Mohan S. Gyani	☐	☐	06 - George A. Pavlov	☐	☐

	07 - Patrick Scaglia	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Audience’s independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of Stockholders.

The Notice of Annual Meeting of Stockholders and Proxy Statement are available at:

www.edocumentview.com/ADNC

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY – AUDIENCE, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 6, 2014

9:00 a.m. Pacific Time

Audience, Inc.

331 Fairchild Drive

Mountain View, California 94043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 6, 2014.

The undersigned stockholder of Audience, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Peter B. Santos and Kevin S. Palatnik, or any of them, proxies and attorneys-in-fact, each with the power of substitution, on behalf and in the name of the undersigned, to represent the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Audience, Inc., to be held on June 6, 2014 at 9:00 a.m. Pacific Time at Audience’s headquarters, located at 331 Fairchild Drive, Mountain View, California 94043, or at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE TELEPHONE OR BY THE INTERNET.

See reverse for voting instructions.